UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 18, 2018 (June 18, 2018)

FC GLOBAL REALTY INCORPORATED

(Exact Name of Registrant Specified in Charter)

Nevada	0-11635	59-2058100
(State or Other	(Commission File	(I.R.S. Employer
Jurisdiction of	Number)	Identification No.)
Incorporation)

40 Ramland Road South, Suite 200, Orangeburg, NY	10962
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: 215-619-3600

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

☐

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

FC Global Realty Incorporated (NASDAQ/TASE: FCRE and the “Company”) announced that, prior to the opening of business on June 20, 2018, the Company’s stock is expected to cease trading on the Nasdaq Capital Market. Effective as of June 20, 2018, the Company’s common stock is expected to be eligible for trading and quotation on the Pink Current Information tier operated by the OTC Markets Group Inc. The Company’s trading symbol will remain FCRE (trading and quotation information will be available at www.otcmarkets.com). The Company intends to apply for its common stock to be quoted and traded on the OTCQB Market.

On June 18, 2018, the Company received a delisting determination letter from The Nasdaq Stock Market’s Listing Qualifications Department (“Nasdaq”) relating to the Company’s Common Stock. In that letter, Nasdaq stated that the Company is not in compliance with Nasdaq’s Listing Rules 5635(b), 5635(c), 5635(d)(1) and 5635(d)(2) with regard to shareholder approval of certain transactions involving the sale of shares of Series B Preferred Stock to Opportunity Fund I-SS, LLC, (“OFI”), the conversion of certain promissory notes held by affiliates of the Company and related transactions entered into with such affiliates, the acquisition of common stock and Series A Preferred Stock by OFI from First Capital Real Estate Operating Partnership, L.P. and the timing of these transactions and contingencies between them.

As previously reported on Current Reports on Form 8-K filed on February 23, 2018 and March 13, 2018, the Company had received two other delisting notices from Nasdaq this year, the first concerning the Company’s failure to comply with the $1.00 minimum bid price under Nasdaq Marketplace Rule 5550(a)(2), and the second with regard to the Company’s stockholder equity, which had fallen below the minimum $2.5 million required to be maintained under Nasdaq Marketplace Rule 5550(b)(1).

As a result of these violations, Nasdaq has determined to delist the Company’s securities under the discretionary authority granted to Nasdaq pursuant to Nasdaq Listing Rule 5101. While the Company has a right of appeal with regard to this most recent notice, the Company’s Board of Directors, after evaluating the matter, has determined that it is in the Company’s best interests to remove its securities from trading on Nasdaq while it addresses these issues, and has therefore waived its right of appeal.

The Company will remain a public reporting company following the delisting and its shares will continue to trade publicly, but on the over-the-counter market. The Company plans to continue to maintain an independent Board of Directors with an independent Audit Committee and provide annual financial statements audited by a Public Company Accounting Oversight Board (PCAOB) auditor and unaudited interim financial reports, prepared in accordance with U.S. generally accepted accounting principles (GAAP).

The Company’s Board of Directors will continue to evaluate options to maximize the value of the Company's assets, including opportunities to invest in or acquire one or more operating businesses that provide opportunities for appreciation in value.

Forward-Looking Statements

This Current Report on Form 8-K may contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 that involve risks and uncertainty. Such statements are based on management’s current expectations and are subject to a number of risks and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. Investors are cautioned that there can be no assurance actual results or business conditions will not differ materially from those projected or suggested in such forward-looking statements as a result of various factors. Forward looking statements include, but are not limited to, statements with respect to the plans, strategies and objectives of management for future operations; property and product development, extensions and marketing; and expectations, beliefs or assumptions underlying any of the foregoing. The important factors that could cause actual results to differ significantly from those expressed or implied by such forward-looking statements include, but are not limited to, changes in consumers’ spending habits and the marketability of certain products. Please refer to the risks detailed from time to time in the reports we file with the SEC, including our Annual Report on Form 10-K for the year ended December 31, 2017, as well as other filings on Form 10-Q and periodic filings on Form 8-K, for additional factors that could cause actual results to differ materially from those stated or implied by such forward-looking statements. We disclaim any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise, unless required by law.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this current report to be signed on its behalf by the undersigned hereunto duly authorized.

FC GLOBAL REALTY INCORPORATED

Date: June 18, 2018	By:	/s/ Michele Pupach
Michele Pupach
Secretary